Exhibit 10.190

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

            AGREEMENT made the 4th day of April 2000, effective as of September 1, 1999, by and between KINRO TEXAS LIMITED PARTNERSHIP (the "Company") and DAVID L. WEBSTER (the "Executive").

                                   WITNESSETH:

            WHEREAS, Kinro, Inc. ("Kinro"), the indirect parent of the Company, and the Executive entered into an Employment Agreement, effective as of January 1, 1996 (the "1996 Agreement"), which was approved by the stockholders of Drew Industries Incorporated ("Drew"), the ultimate parent of the Company, and

            WHEREAS, pursuant to the 1996 Agreement, the Executive is and has been President, Chief Executive Officer of the Company and, until his resignation on August 31, 1999, the Executive was President, Chief Executive Officer and a Director of Shoals Supply, Inc. ("Shoals"), an affiliate of the Company, and

            WHEREAS, it is in the best interests of the Company to assure the continued relationship between the Executive and the Company, and

            WHEREAS, the Company and the Executive desire to restate and amend the 1996

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Agreement with the Company as set forth herein,

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed as follows:

            FIRST: The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, as President and Chief Executive Officer of the Company or in such other office or capacity with the Company, or any subsidiary or affiliate of the Company, of substantially equivalent responsibility, dignity and function as the Board of Directors of the Company may direct, under the terms and conditions of this Agreement. The Executive agrees to continue to devote substantially all of his time, attention, skills and efforts to the performance of his duties on behalf of the Company, and its subsidiaries and affiliates, at the principal executive offices of the Company in the State of Texas; provided, however, that the Executive shall at no time be required to change his residence without his consent.

            SECOND: Subject to the approval of the stockholders of Drew, the term of this Agreement shall commence as of September 1, 1999 and shall terminate on December 31, 2004.

            THIRD: During the term of this Agreement, the Executive shall exert his best efforts, and subject to the terms and provisions hereof, shall devote substantially all of his business time and attention to the business and affairs of the Company, and its subsidiaries and affiliates, and will use his best efforts to promote the interests thereof. Consistent with the foregoing, the Executive shall


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not be precluded from giving appropriate attention to his personal and financial affairs. The Executive shall act in accordance with the policies of the Company as determined from time to time by the Board of Directors of the Company, and shall perform such services as the Board of Directors may from time to time direct consistent with this Agreement.

      FOURTH: The Company agrees to pay the Executive for his services to the Company a salary at the rate of not less than four hundred thousand ($400,000) dollars per annum, payable according to the customary payroll practice of the Company.

      FIFTH: In addition to the salary provided for in paragraph FOURTH hereof, the Executive shall be entitled to receive:

      (i) for the year ending December 31,1999, performance-based incentive compensation (the "Bonus") in an amount equal to the sum of

            (A) seven and three-tenths percent (7.3%) of the amount by which the sum of (x) the consolidated Operating Profit (as herein defined) of Kinro, and
(y) the consolidated Operating Profit of Shoals, in each case for the eight (8) months ended August 31, 1999, exceeds seven million two hundred thirty-seven thousand ($7,237,000) dollars (representing eight-twelfths of $10,856,000); for purposes of this Agreement "Operating Profit" means the consolidated earnings of Kinro and Shoals, respectively, before interest and taxes (without deduction for costs of parent-company administration or amortization of goodwill), plus

            (B) seven and three-tenths percent (7.3%) of the amount by which the consolidated Operating Profit of Kinro, for the four (4) months ended December 31, 1999, exceeds


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one million nine hundred forty-six thousand ($1,946,000) dollars (representing four-twelfths of $5,837,000);

      (ii) subject to the approval of the stockholders of Drew, for the year ending December 31, 2000, a Bonus equal to seven and three-tenths percent (7.3%) of the amount by which the annual consolidated Operating Profit of Kinro exceeds five million eight hundred thirty-seven ($5,837,000) dollars; provided, however, that if, after the date hereof, Kinro or the Company acquire additional business operations, the performance goals pursuant to which the Bonus is paid may be modified upon agreement between the Executive and the Company, subject to approval of the stockholders of Drew, if required for purpose of deducting certain incentive cooperation; and

      (iii) subject to the approval of the stockholders of Drew, for each year during the term hereof commencing with the year ending December 31, 2001, a Bonus equal to five percent (5%) of the amount by which the annual consolidated Operating Profit of Kinro exceeds five million eight hundred thirty-seven ($5,837,000) dollars; provided, however, that if, after the date hereof, Kinro or the Company acquire additional business operations, the performance goals pursuant to which the Bonus is paid may be modified upon agreement between the Executive and the Company, subject to approval of the stockholders of Drew, if required for purpose of deducting certain incentive cooperation.

      SIXTH: Nothing in this Agreement, nor any fixing of compensation in the form of salary, deferred compensation, securities or otherwise, shall prevent the Compensation Committee of the Board of Directors of Drew from granting to the Executive (i) payments pursuant to Drew's discretionary retirement bonus program, and (ii) additional compensation in the form of cash, salary


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increases, deferred compensation, securities or otherwise.

      SEVENTH: The Executive and his family shall continue to receive medical coverage at least equivalent, in nature and extent, to the medical coverage presently in effect, and such other reasonable benefits which he has received from the Company prior to the date hereof.

            The Executive agrees to have an annual comprehensive physical examination at the expense of the Company.

            The Executive shall be eligible to participate in any pension, retirement or profit-sharing plan adopted by the Company for the benefit of its executives. The Executive shall also be entitled to a vacation in each year during the term hereof of not less than three weeks.

            The Company agrees to maintain disability insurance providing for periodic payments (not less frequently than monthly) to the Executive, in the event the Executive shall fail or be unable to perform his obligations hereunder, in the amount of not less than $120,000 per year, and up to $240,000 per year if available at reasonable cost to the Company. The Executive shall have the right to elect payment of premiums for such insurance to be made either by the Company on behalf of the Executive, or directly by the Executive. Such disability payments shall commence ninety (90) days after the commencement of disability and shall continue for the maximum available term after the commencement of disability.

            During the period of employment hereunder, the Company, at its expense, will make available to the Executive an automobile, together with gasoline credit cards, to be used in connection with the business of the Company. The Company will pay for all maintenance and parking of such automobile.


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      EIGHTH: All travel and other expenses incident to the rendering of services by the Executive hereunder will be paid by the Company. If any such expenses are paid in the first instance by the Executive, the Company will reimburse him therefor on presentation of expense vouchers.

      NINTH: If, on account of physical or mental disability, the Executive shall fail or be unable to fully perform this Agreement for a continuous period of six (6) months, the Company may, at its option, at any time thereafter, upon thirty (30) days written notice to the Executive, terminate this Agreement and this Agreement shall come to an end at the end of said notice period as if such date were the termination date of this Agreement. Notwithstanding termination of employment as aforesaid, the Company shall (i) continue to make salary payments to the Executive in an amount equal to the difference between the salary provided for in Paragraph FOURTH of this Agreement and the disability payments received by the Executive pursuant to paragraph SEVENTH of this Agreement for a period of six (6) months from said date of termination; and (ii) pay the Bonus to the Executive proportionately with respect to the period prior to the date of termination.

            In the event of the death of the Executive during the term hereof, the term of this Agreement shall terminate on the date of death. In such case, the Company shall continue to pay to the heir or designee of the Executive (i) the salary payments provided for in Paragraph FOURTH hereof which the Executive would have been entitled to receive for a period of six (6) months from the date of death of the Executive, (ii) the Bonus, proportionately, with respect to the period prior to the date of termination. The Company agrees to maintain, at no cost to the Executive, a term life or whole life insurance policy or policies on the life of the Executive during the period of employment hereunder providing death benefits of at least $500,000, the proceeds of which


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insurance shall be payable to beneficiaries designated by the Executive.

            The Company shall have the right to terminate this Agreement at any time upon ten (10) days written notice to the Executive in the event that (i) the Executive has committed a willful material breach of the terms of this Agreement, or (ii) the Executive is convicted of any crime involving moral turpitude. In such event, this Agreement shall come to an end as of the end of such notice period as if such date were the termination date of this Agreement.

      TENTH: For the term of this Agreement and for a period of eighteen (18) months after the termination hereof, the Executive shall not (i) directly or indirectly, undertake or perform any services in or for any other enterprises that may or would interfere with the due performance of his duties hereunder, nor (ii) divulge to any person, firm, company or other entity any information with respect to the business of the Company or its affiliates or subsidiaries that he may acquire in connection with the performance of his duties hereunder or may have acquired prior hereto, including, but not limited to, production methods, manufacturing methods, arrangements or processes, sales methods or arrangements, customer's lists, technical data, know-how and other information, whether or not commonly regarded as proprietary information or trade secrets. For the purposes hereof, a business shall be deemed competitive if it is conducted in any geographic market area in which the Company or its affiliates or subsidiaries is engaged in business and involves the sale or distribution of any products or services sold or offered by the Company or its affiliates or subsidiaries or any products or services similar to, or derived from, the products or services sold or offered by the Company or its affiliates or subsidiaries.

            The Executive agrees that for the duration of this Agreement and for a period


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of eighteen (18) months after termination hereof, he shall not directly or indirectly engage in any business which is competitive with the business of the Company or its affiliates or subsidiaries. For the purposes hereof, a business shall be deemed competitive if it is conducted in any geographic market area in which the Company or its affiliates or subsidiaries is engaged in business and involves the sale or distribution of any products or service sold or offered by the Company or its affiliates or subsidiaries, or any products or services similar to, or derived from, the products or services sold or offered by the Company or its affiliates or subsidiaries on the date of such termination; and the Executive shall be deemed directly or indirectly to engage in such business if he participates in such business, or in any entity engaged in or which owns such business, as an officer, director, employee, consultant, partner, individual proprietor, manager or as an investor who has made any loans, contributed to capital stock or purchased any stock. The foregoing, however, shall not be deemed to prevent the Executive from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is of a company registered under Section 12(g) of the Securities Exchange Act of 1934, and does not represent in excess of one (1%) per cent of the outstanding securities of said class.

      ELEVENTH: All notices, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope addressed to the address of the respective parties stated below, or to such changed address as such parties may have fixed by notice:


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      To the Company:         Kinro Texas Limited Partnership
                              c/o Drew Industries Incorporated
                              200 Mamaroneck Avenue
                              White Plains, New York 10601

                              - with copy to -

                              Harvey F. Milman, Esq.
                              Gilbert, Segall and Young LLP
                              430 Park Avenue
                              New York, New York 10022

      To the Executive:       David L. Webster
                              3112 Collard Road
                              Arlington, Texas 76017

      TWELFTH: This Agreement constitutes the whole Agreement between the parties, and there are no terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto, or by a writing signed by the parties hereto. This Agreement shall supersede all other Employment Agreements between the Executive and the Company.

      THIRTEENTH: This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

      FOURTEENTH: This Agreement shall not be terminated, voluntarily or involuntarily, by the liquidation or dissolution of the Company or by the merger or consolidation of the Company with or into another Company.


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      IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized officer, and its corporate seal to be hereunto affixed, and the Executive has hereunto set his hand the day and year first above written.

ATTEST:                                   KINRO TEXAS LIMITED PARTNERSHIP


/s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]
----------------------------------            ----------------------------------

WITNESS:


                                          By: /s/ David L. Webster
----------------------------------            ----------------------------------
                                              David L. Webster

                                   Guarantee

      Each of the undersigned entities hereby jointly and severally guarantees the full and prompt payment and performance by Kinro Texas Limited Partnership of the foregoing Amended and Restated Employment Agreement.

Dated: April 4, 2000

                                          Kinro, Inc.
                                          Kinro Manufacturing, Inc.
                                          Kinro Tennessee Limited Partnership


                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------


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